Exhibit 4.66

DATED 10 January 2008

DRILLSHIP HYDRA OWNERS INC.

DRILLSHIP PAROS OWNERS INC.

(as Borrowers)

- and -

DVB BANK AG

and others

(as Lenders)

- and -

DVB BANK AG

and others

(as Arrangers)

- and -

DVB BANK AG

(as Underwriter and Agent)

- and -

DVB BANK AG

(as Security Agent)

FIRST SUPPLEMENTAL AGREEMENT TO SECURED

LOAN FACILITY AGREEMENT DATED 10 SEPTEMBER 2007

STEPHENSON HARWOOD

One, St. Paul’s Churchyard

London EC4M 8SH

Tel: 020 7329 4422

Fax: 020 7329 7100

Ref: 21.036

CONTENTS

		Page
1	Interpretation	2

2	Conditions	7

3	Representations and Warranties	11

4	Amendments to Original Loan Agreement	11

5	Confirmation and Undertaking	14

6	Security	14

8	Fees and expenses	14

9	Communications, Law and Jurisdiction	15

10	Miscellaneous	15

Schedule 1		16
	The Lenders	16

FIRST SUPPLEMENTAL AGREEMENT

Dated: 10 January 2008

BETWEEN:

(1)	DRILLSHIP HYDRA OWNERS INC (“Drillship Hydra”) and DRILLSHIP PAROS OWNERS INC (“Drillship Paros”), each a company incorporated under the laws of the Marshall Islands with its registered office at c/o The Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960; and (together the “Borrowers” and each a “Borrower”) jointly and severally; and

(2)	the banks listed in Schedule 1 (The Lenders, the Arrangers and the Commitments), each acting through its office at the address indicated against its name in Schedule 1 (together the “Lenders” and each a “Lender”); and

(3)	the arrangers listed in Schedule 1 (The Lenders, the Arrangers and the Commitments), each acting through its office at the address indicated against its name in Schedule 1 (together the “Arrangers” and each an “Arranger”); and

(4)	DVB BANK AG, acting as agent through its office at Friedrich-Ebert-Anlage 2-14, D60325, Frankfurt am Main, Federal Republic of Germany (in that capacity the “Agent”); and

(5)	DVB BANK AG, acting as underwriter and security agent through its office at Friedrich-Ebert-Anlage 2-14, D60325, Frankfurt am Main, Federal Republic of Germany (in that capacity the “Security Agent”).

SUPPLEMENTAL TO a secured loan agreement dated 10 September 2007 (the “Original Loan Agreement”) made between the Borrower, the Lenders, the Agent, the Arrangers and the Security Agent on the terms and subject to the conditions of which each of the Lenders agreed to advance to the Borrower its respective Commitment of an aggregate amount not exceeding and two hundred and thirty million Dollars ($230,000,000) (the “Loan”).

WHEREAS:

(A)	The Borrowers, the Corporate Guarantors, the Personal Guarantor, the Pledgors, the New Collateral Owners, the Lenders, the Agent, and the Security Agent have agreed that the New Collateral Owners provide additional security as additional guarantors in favour of the Security Agent, to guarantee the repayment of the Indebtedness.

(B)	The outstanding balance of the Loan on the date of this First Supplemental Agreement is two hundred and thirty million Dollars ($230,000,000) (the “Outstanding Loan”).

IT IS AGREED THAT:

1	Interpretation

1.1	In this Supplemental Agreement:-

“Additional Security Documents” means this Supplemental Agreement, the Deeds of Confirmation, the New Guarantees, the New Mortgages and the New Assignments.

“Deeds of Confirmation” means the deeds of confirmation of the Corporate Guarantors, the Personal Guarantor and the Pledgors each in favour of the Agent, in such form and containing such terms and conditions as the Agent shall require.

“Effective Date” means the date on which the Agent confirms to the Borrowers that all of the conditions referred to in Clause 2.1 have been satisfied, which confirmation the Agent shall be under no obligation to give if a Default shall have occurred.

“Erato” means Erato Owning Company Limited of the Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960.

“Erato Assignment” means the second priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Erato Vessel to be executed in favour of the Security Agent by Erato in such form and containing such conditions as the Finance Parties shall require.

“Erato Guarantee” means the guarantee and indemnity to be executed in favour of the Security Agent by Erato in such form and containing such conditions as the Finance Parties shall require.

“Erato Mortgage” means the second preferred mortgage in respect of the Erato Vessel to be executed in favour of the Security Agent by Erato in such form and containing such conditions as the Finance Parties shall require.

“Erato Vessel” means the Panamanian flag vessel “GLOBAL VICTORY” and everything now or in the future belonging to her on board and ashore, currently registered in the ownership of Erato.

“Finance Parties” means the Lenders, the Arrangers the Agent and the Security Agent.

“Iris” means Iris Owning Company Limited of the Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960

“Iris Assignment” means the second priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Iris Vessel to be executed in favour of the Security Agent by Iris in such form and containing such conditions as the Finance Parties shall require.

“Iris Guarantee” means the guarantee and indemnity to be executed in favour of the Security Agent by Iris in such form and containing such conditions as the Finance Parties shall require.

“Iris Mortgage” means the second preferred mortgage in respect of the Iris Vessel to be executed in favour of the Security Agent by Iris in such form and containing such conditions as the Finance Parties shall require.

“Iris Vessel” means the Panamanian flag vessel “PACIFIC CHAMP” and everything now or in the future belonging to her on board and ashore, currently registered in the ownership of Iris.

“Mentor” Mentor Owning Company Limited of the Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960.

“Mentor Assignment” means the second priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Mentor Vessel to be executed in favour of the Security Agent by Mentor in such form and containing such conditions as the Finance Parties shall require.

“Mentor Guarantee” means the guarantee and indemnity to be executed in favour of the Security Agent by Mentor in such form and containing such conditions as the Finance Parties shall require.

“Mentor Mortgage” means the second preferred mortgage in respect of the Mentor Vessel to be executed in favour of the Security Agent by Mentor in such form and containing such conditions as the Finance Parties shall require.

“Mentor Vessel” means the Panamanian flag vessel “PACIFIC ROYAL” and everything now or in the future belonging to her on board and ashore, currently registered in the ownership of Mentor.

“Muses” means Muses Owning Company Limited of the Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960.

“Muses Assignment” means the second priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Muses Vessel to be executed in favour of the Security Agent by Muses in such form and containing such conditions as the Finance Parties shall require.

“Muses Guarantee” means the guarantee and indemnity to be executed in favour of the Security Agent by Muses in such form and containing such conditions as the Finance Parties shall require.

“Muses Mortgage” means the second priority mortgage together with a collateral deed of covenants in respect of the Muses Vessel to be executed in favour of the Security Agent by Muses in such form and containing such conditions as the Finance Parties shall require.

“Muses Vessel” means the Maltese flag vessel “ORIENTAL GREEN” and everything now or in the future belonging to her on board and ashore, currently registered in the ownership of Muses.

“Nereids” means Nereids Owning Company Limited of the Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960.

“Nereids Assignment” means the second priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Nereids Vessel to be executed in favour of the Security Agent by Nereids in such form and containing such conditions as the Finance Parties shall require.

“Nereids Guarantee” means the guarantee and indemnity to be executed in favour of the Security Agent by Nereids in such form and containing such conditions as the Finance Parties shall require.

“Nereids Mortgage” means the second priority statutory mortgage together with a collateral deed of covenants in respect of the Nereids Vessel to be executed in favour of the Security Agent by Nereids in such form and containing such conditions as the Finance Parties shall require.

“Nereids Vessel” means the Maltese flag vessel “UNIVERSAL BRAVE” and everything now or in the future belonging to her on board and ashore, currently registered in the ownership of Nereids.

“New Assignments” means the Oceanids Assignment, the Muses Assignment, the Nereids Assignment, the Erato Assignment, the mentor Assignment and the Iris Assignment.

“New Collateral Owners” means Oceanids, Muses, Nereids, Erato, Mentor and Iris, and “New Collateral Owner” means any one of them.

“New Collateral Vessels” means the Oceanids Vessel, the Muses Vessel, the Nereids Vessel, the Erato Vessel, the Mentor Vessel and the Iris Vessel and “New Collateral Vessel” means any one of them.

“New Guarantees” means the Oceanids Guarantee, the Muses Guarantee, the Nereids Guarantee, the Erato Guarantee, the Mentor Guarantee and the Iris Guarantee.

“New Mortgages” the Oceanids Mortgage, the Muses Mortgage, the Nereids Mortgage, the Erato Mortgage, the Mentor Mortgage and the Iris Mortgage.

“Oceanids” means Oceanids Owning Company Limited of the Trust Company of the Marshall Islands Inc., The Trust Company Complex, Ajeltake Island, Ajeltake Road, Majuro, Marshall Islands M.H. 96960.

“Oceanids Assignment” means the second priority deed of assignment of the Insurances, Earnings and Requisition Compensation of the Oceanids Vessel to be executed in favour of the Security Agent by Oceanids in such form and containing such conditions as the Finance Parties shall require.

“Oceanids Guarantee” means the guarantee and indemnity to be executed in favour of the Security Agent by Oceanids in such form and containing such conditions as the Finance Parties shall require.

“Oceanids Mortgage” means the second priority statutory mortgage together with a collateral deed of covenants in respect of the Oceanids Vessel to be executed in favour of the Security Agent by Oceanids in such form and containing such conditions as the Finance Parties shall require.

“Oceanids Vessel” means the Maltese flag vessel “UNIVERSAL PRIME” and everything now or in the future belonging to them on board and ashore, currently registered in the ownership of Oceanids.

“Supplemental Agreement” means this first supplemental agreement made between the Borrowers, the Lenders, the Agent, the Arrangers, and the Security Agent including its Schedule(s).

1.2	All words and expressions defined in the Original Loan Agreement shall have the same meaning when used in this Supplemental Agreement unless the context otherwise requires, and clause 1.2 of the Original Loan Agreement shall apply to the interpretation of this Supplemental Agreement as if it were set out in full.

1.3	All obligations, representations, warranties, covenants and undertakings of the Borrowers under or pursuant to this Supplemental Agreement shall, unless otherwise expressly provided, be entered into, made or given by them jointly and severally.

2	Conditions

2.1	As conditions for the agreement of the Finance Parties to the requests specified in Recital (B) above and for the effectiveness of Clause 4, the Borrowers shall deliver or cause to be delivered to or to the order of the Agent the following documents and evidence:

2.1.1	Constitutional Documents Copies of the constitutional documents of each New Collateral Owner together with such other evidence as the Agent may reasonably require that each New Collateral Owner is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Additional Security Documents to which it is or is to become a party.

2.1.2	Certificates of good standing A certificate of good standing in respect of each New Collateral Owner (if such a certificate can be obtained).

2.1.3	Board resolutions A copy of a resolution of the board of directors of each New Collateral Owner:

2.1.3.1	approving the terms of, and the transactions contemplated by, the Additional Security Documents to which it is a party and resolving that it execute those Additional Security Documents; and

2.1.3.2	authorising a specified person or persons to execute those Additional Security Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf.

2.1.4	Specimen signatures A specimen of the signature of each person authorised by the resolutions referred to in paragraph 2.1.3.2 above.

2.1.5	Shareholder resolutions A copy of a resolution signed by all the holders of the issued shares in each New Collateral Owner, approving the terms of, and the transactions contemplated by, the Additional Security Documents to which that New Collateral Owner is a party.

2.1.6

Officer’s certificates A certificate of a duly authorised officer of each New Collateral Owner certifying that each copy document relating to it specified in this Clause 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Supplemental Agreement and setting out the names of the directors, officers and shareholders of that New Collateral Owner and the proportion of shares held by each shareholder.

2.1.7	Evidence of registration Where such registration is required or permitted under the laws of the relevant jurisdiction, evidence that the names of the directors, officers and shareholders of each New Collateral Owner are duly registered in the companies registry or other registry in the country of incorporation of that New Collateral Owner.

2.1.8	Powers of attorney The notarially attested and legalised power of attorney of each New Collateral Owner under which any documents are to be executed or transactions undertaken by that New Collateral Owner.

2.1.9	New Collateral Vessel documents Photocopies, certified as true (where feasible), accurate and complete by a director or the secretary or the legal advisers of each New Collateral Owner, of:

(a)	any charterparty or other contract of employment of its New Collateral Vessel which will be in force on the Effective Date;

(b)	the Management Agreement in respect of its New Collateral Vessel;

(c)	its New Collateral Vessel’s current Safety Construction, Safety Equipment, Safety Radio and Load Line Certificates;

(d)	its New Collateral Vessel’s current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990;

(e)	its New Collateral Vessel’s current SMC;

(f)	the ISM Company’s current DOC;

(g)	its New Collateral Vessel’s current ISSC;

(h)	its New Collateral Vessel’s current IAPPC;

(i)	its New Collateral Vessel’s current Tonnage Certificate;

(j)	(if applicable) that New Collateral Owner’s current Carrier Initiative Agreement with the United States’ Customs Service;

in each case together with all addenda, amendments or supplements.

2.1.10	Evidence of New Collateral Owner’s title Evidence that on the date of this Supplemental Agreement (i) each New Collateral Vessel will be at least provisionally registered under the flag stated in Clause 1.1 in the ownership of the relevant New Collateral Owner and (ii) each New Mortgage will be capable of being registered against the relevant New Collateral Vessel with second priority.

2.1.11	Evidence of insurance Evidence that each New Collateral Vessel is insured in the manner required by the Additional Security Documents and that letters of undertaking will be issued in the manner required by the Additional Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent.

2.1.12	Confirmation of class A certificate of confirmation of class for hull and machinery confirming that each New Collateral Vessel is classed with the highest class applicable to vessels of her type with Lloyd’s Register or such other classification society as may be acceptable to the Agent free of any recommendations or qualifications affecting class, unless otherwise agreed by the Agent in writing.

2.1.13	Instruction to classification society A letter of instruction from each New Collateral Owner to its New Collateral Vessel’s classification society.

2.1.14	Survey report A report by a surveyor instructed by the Agent to inspect the New Collateral Vessels confirming that the condition of each New Collateral Vessel is in all respects acceptable to the Agent.

2.1.15	Valuation A valuation of each New Collateral Vessel certifying the Net Fair Market Value for each New Collateral Vessel.

2.1.16	Mortgagees’ Insurances Evidence of the Agent being covered under the Mortgagees’ Insurances for an amount of not less than one hundred and twenty per cent (120%) of the Loan and at the expense of the Borrower.

2.1.17	Additional Security Documents The Additional Security Documents, together with all other documents required by any of them, including, without limitation all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients.

2.1.18	Managers’ confirmation The written confirmation of the Managers that, throughout the Facility Period unless otherwise agreed by the Agent, they will remain the commercial and technical managers of each New Collateral Vessel and that they will not, without the prior written consent of the Agent, sub-contract or delegate the commercial or technical management of any New Collateral Vessel to any third party and confirming in terms acceptable to the Agent that, following the occurrence of an Event of Default, all claims of the Managers against any New Collateral Owner shall be subordinated to the claims of the Agent under the Additional Security Documents.

2.1.19	No disputes The written confirmation of the Borrowers that there is no dispute under any of the Additional Security Documents as between the parties to any such document.

2.1.20	Legal opinions If a New Collateral Owner is incorporated in a jurisdiction other than England and Wales or if any Additional Security Document is governed by the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Agent in each relevant jurisdiction, substantially in the form or forms provided to the Agent prior to signing this Agreement or confirmation satisfactory to the Agent that such an opinion will be given.

2.1.21	Process agent Evidence that any process agent referred to in Clause 23.5 of the Original Loan Agreement has accepted its appointment in respect of the Additional Security Documents.

2.1.22	Other authorisations A copy of any other consent, licence, approval, authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the Borrowers accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Additional Security Documents or for the validity and enforceability of any of the Additional Security Documents.

2.1.23	Financial statements Copies of the Original Financial Statements of each New Collateral Owner.

2.1.24	“Know your customer” documents Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary “know your customer” or similar identification procedures in relation to the transactions contemplated in the Additional Security Documents.

2.2	All documents and evidence delivered to the Agent pursuant to this Clause shall:

2.2.1	be in form and substance acceptable to the Agent;

2.2.2	be accompanied, if required by the Agent, by translations into the English language, certified in a manner acceptable to the Agent; and

2.2.3	if required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent.

3	Representations and Warranties

Each of the representations and warranties contained in clause 11 of the Original Loan Agreement shall be deemed repeated by the Borrowers at the date of this Supplemental Agreement and at the Effective Date, by reference to the facts and circumstances then pertaining, as if references to the Finance Documents included this Supplemental Agreement and the other Additional Security Documents.

4	Amendments to Original Loan Agreement

With effect from that Effective Date, the Original Loan Agreement shall be read and construed as follows:-

4.1	the definitions contained in Clause 1.1 were inserted to clause 1.1 of this Supplemental Agreement in alphabetical order;

4.2	the definition of “Assignments” set out in clause 1.1 of the Original Loan Agreement were amended to include the New Assignments;

4.3	the definition of “Collateral Owners” set out in clause 1.1 of the Original Loan Agreement were amended to include the New Collateral Owners; and

4.4	the definition of “Collateral Vessels” set out in clause 1.1 of the Original Loan Agreement were amended to include the New Collateral Vessels;

4.5	the definition of “Corporate Guarantees “ set out in clause 1.1 of the Original Loan Agreement were amended to include the New Guarantees;

4.6	the definition of “Mortgages” set out in clause 1.1 of the Original Loan Agreement were amended to include the New Mortgages;

4.7	the definition of “Security Documents” set out in clause 1.1 of the Original Loan Agreement were amended to include the Additional Security Documents;

4.8	the definition of “Net Fair Market Value” set out in clause 1.1 of the Original Loan Agreement were deleted and the following substituted thereof :-

“Net Fair Market Value” means, in respect of a Collateral Vessel, the value of such Collateral Vessel based on the average of two (2) valuations for that Collateral Vessel prima facie determined by two (2) reputable, independent and first class firms of shipbrokers appointed by and reporting to the Agent on the basis of a charter-free sale for prompt delivery for cash at arm’s length on normal commercial terms as between a willing seller and a willing buyer, less the Collateral Loan Indebtedness applicable to that Collateral Vessel.

4.9	clause 10.11 of the Original Loan Agreement were deleted and the following substituted thereof: -

“10.10	Additional security If at any time the aggregate of the Net Fair Market Value of the Collateral Vessels and the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent in its discretion (in all other cases)) for the time being provided to the Security Agent under this Clause 10.11 is less than two hundred million Dollars ($200,000,000) the Borrowers shall, within thirty (30) days of the Agent’s request, at the Borrowers’ option:

10.11.1	pay to the Security Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Security Agent as additional security for the payment of the Indebtedness; or

10.11.2	give to the Security Agent other additional security in amount and form acceptable to the Security Agent in its discretion; or

10.11.3	prepay the amount of the Indebtedness which will ensure that the aggregate of the market value of the Collateral Vessels (determined as stated above) and the value of any such additional security is not less than two hundred million Dollars ($200,000,000).

Clauses 5.2 (Reborrowing) and 6.5 (Restrictions) shall apply, mutatis mutandis, to any prepayment made under this Clause 10.11 and the value of any additional security provided shall be determined as stated above.

4.10	a new clause 15.23 were inserted in the Original loan Agreement as follows:-

“15.23	Upon the occurrence of a Default under this Agreement and provided that the Lenders jointly decide and agree to enforce any Mortgage (other than any New Mortgage) and jointly agree that it would be necessary to buy out the position of HSH under any Collateral Original Loan Agreement in order to enforce such Mortgage (other than any New Mortgage), then DVB Bank AG (“DVB”) acting singly shall buy out the position of HSH under that Collateral Original Loan Agreement at par. It is mutually agreed that no other Lender (other than DVB) shall be required to participate in such buy out.”

All other terms and conditions of the Original Loan Agreement shall remain unaltered and in full force and effect.

5	Confirmation and Undertaking

5.1	Each of the Security Parties confirms that all of its respective obligations under or pursuant to each of the Security Documents to which it is a party remain in full force and effect, despite the amendments to the Original Loan Agreement made in this Supplemental Agreement, as if all references in any of the Security Documents to the Original Loan Agreement were references to the Original Loan Agreement as amended and supplemented by this Supplemental Agreement.

5.2	The definition of any term defined in any of the Security Documents shall, to the extent necessary, be modified to reflect the amendments to the Original Loan Agreement made in or pursuant to this Supplemental Agreement.

6	Security

The definition of any term defined in any of the Security Documents including the Original Original Loan Agreement shall to the extent necessary be modified to reflect the amendments to the Original Original Loan Agreement made in or pursuant to this Supplemental Agreement.

7	Further Assurance

The Borrowers hereby covenant that from time to time at the request of the Agent they will execute and deliver to the Agent and/or the Security Agent or procure the execution and delivery to the Agent of all such documents as the Lenders shall deem necessary or desirable in its absolute discretion for giving full effect to this Supplemental Agreement and for perfecting and protecting the value or of enforcing any rights or securities granted to the Finance Parties under or pursuant to the Original Loan Agreement and this Supplemental Agreement.

8	Fees and expenses

8.1	The Borrowers undertake to indemnify the Agent and the Lenders on demand in respect of all costs, charges and expenses (together with value added tax or any similar tax thereon and including without limitation the fees and expenses of legal advisers) incurred by the Agent and/or any Lender in connection with the negotiation, preparation, printing, execution and registration of this Supplemental Agreement, and the completion of the transactions therein contemplated (whether or not any of the Additional Security Documents are actually executed or registered).

8.2	The Borrowers undertake to indemnify the Agent and/or any Lender on demand against any and all stamp, registration and similar Taxes which may be payable in the United Kingdom and/or any other jurisdiction in connection with the entry into, performance and enforcement of this Supplemental Agreement.

9	Communications, Law and Jurisdiction

The provisions of clauses 18 and 23 of the Original Loan Agreement shall apply to this Supplemental Agreement as if they were set out in full and as if references to the Original Loan Agreement were references to this Supplemental Agreement and references to the Borrower were references to the Security Parties.

10	Miscellaneous

Clauses 22.1, 22.5 and 22.6 of the Original Loan Agreement shall (mutatis mutandis) apply to this Supplemental Agreement.

Schedule 1

The Lenders	The Commitments

DVB BANK AG Friedrich-Ebert-Anlage 2-14 D60325 Frankfurt am Main Federal Republic of Germany	50%

Fax No.: +49 69 97 504 7688 Attention: Loans Administration Department

With copy to:

95 Akti Miaouli Piraeus 185 38 Greece

Fax No.: +30 210 429 1284 Attention: Greek Representative Office

NORDDEUTSCHE LANDESBANK GIROZENTRALE Friedrichswall 10 D-30159 Hannover Federal Republic of Germany	50%

Fax No.: +49 [ ] Attention: [ ]

IN WITNESS of which the parties to this Supplemental Agreement have executed this Supplemental Agreement as a deed the day and year first before written.

SIGNED and DELIVERED as	)
a DEED by	)
DRILLSHIP HYDRA OWNERS INC.	)
acting by	)	/s/ Maria Demetriadou
MARIA DEMETRIADOU	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED and DELIVERED as	)
a DEED by	)
DRILLSHIP PAROS OWNERS INC.	)
acting by	)	/s/ Maria Demetriadou
MARIA DEMETRIADOU	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED and DELIVERED as	)
a DEED by	)
DVD BANK AG (as a Lender))
acting by	)	/s/ Alexandros Damianidis
ALEXANDROS DAMIANIDIS	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED AND DELIVERED as	)
a DEED by	)
DVD BANK AG (as arranger))
acting by	)	/s/ Alexandros Damianidis
ALEXANDROS DAMIANIDIS	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS	)

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED AND DELIVERED as	)
a DEED by	)
DVD BANK AG (as agent))
acting by	)	/s/ Alexandros Damianidis
ALEXANDROS DAMIANIDIS	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS	)

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED AND DELIVERED as	)
a DEED by	)
DVD BANK AG (as security agent))
acting by	)	/s/ Alexandros Damianidis
ALEXANDROS DAMIANIDIS	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS	)

/s/ Stephenson Harwood
STEPHENSON HARWOOD

SIGNED AND DELIVERED as	)
a DEED by	)
NORDDEUTSCHE LANDESBANK	)
GIROZENTRALE (as lender))
acting by	)	/s/ Alexandros Damianidis
ALEXANDROS DAMIANIDIS	)
its duly authorised	)
attorney-in-fact	)
in the presence of:	)
CONSTANTINOS KARACHALIOS	)

/s/ Stephenson Harwood
STEPHENSON HARWOOD